EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility
of a Trustee Pursuant to Section 305(b)(2)

STATE STREET BANK AND TRUST COMPANY
 (Exact name of trustee as specified in its charter)

Massachusetts (Jurisdiction of incorporation or organization if not a U.S. national bank)	04-1867445 (I.R.S. Employer Identification No.)

225 Franklin Street, Boston, Massachusetts (Address of principal executive offices)	02110 (Zip Code)

Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
225 Franklin Street, Boston, Massachusetts 02110
(617) 654-3253
(Name, address and telephone number of agent for service)

EOP Operating Limited Partnership
 (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4156801 (I.R.S. Employer Identification No.)

Two North Riverside Plaza, Chicago, IL 60606
 (Address of principal executive offices)  (Zip Code)

Senior Exchangeable Notes due November 15, 2008

(Title of indenture securities)

GENERAL

Item 1.    General Information.

                Furnish the following information as to the trustee:

                (a) Name and address of each examining or supervisory authority to which it is subject.

Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

                (b) Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.

                If the Obligor is an affiliate of the trustee, describe each such affiliation.

The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

(See note on page 2.)

Item 3.  through Item 15.      Not applicable.

Item 16.  List of Exhibits.

                List below all exhibits filed as part of this statement of eligibility.

                1.   A copy of the articles of association of the trustee as now in effect.

A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and
                Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and
                Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No.
22-17940) and is incorporated herein by reference thereto.

                2.   A copy of the certificate of authority of the trustee to commence business, if not contained in                the articles of association.

A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the
                Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility
                and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc.
(File No. 22-17940) and is incorporated herein by reference thereto.

                3.   A copy of the authorization of the trustee to exercise corporate trust powers, if such                authorization is not contained in the documents specified in paragraph (1) or (2), above.

A copy of the authorization of the trustee to exercise corporate trust powers is on file with the
                Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility
                and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc.
(File No. 22-17940) and is incorporated herein by reference thereto.

                4.   A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange
                Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

                5.   A copy of each indenture referred to in Item 4. if the obligor is in default.

Not applicable.

                6.   The consents of United States institutional trustees required by Section 321(b) of the Act.

The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

                7.   A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

NOTES

      In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

      The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the October 11, 2000.

STATE STREET BANK AND TRUST COMPANY

By: /s/ DONALD E. SMITH NAME Donald E. Smith TITLE Vice Presdident

EXHIBIT 6

CONSENT OF THE TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by EOP Operating Limited Partnership of its Senior Exchangeable Notes due November 15, 2008, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

STATE STREET BANK AND TRUST COMPANY

By: /s/ DONALD E. SMITH NAME Donald E. Smith TITLE Vice president

Dated: October 11, 2000

EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business June 30, 2000 published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).

Thousands of
ASSETS	Dollars
Cash and balances due from depository institutions:

Noninterest-bearing balances and currency and coin	2,341,675

Interest-bearing balances	17,635,684

Securities	15,489,812

Federal funds sold and securities purchased

under agreements to resell in domestic offices

of the bank and its Edge subsidiary	14,013,742

Loans and lease financing receivables:

Loans and leases, net of unearned income 6,559,292

Allowance for loan and lease losses 52,764

Allocated transfer risk reserve 0

Loans and leases, net of unearned income and allowances	6,506,528

Assets held in trading accounts	1, 974,906

Premises and fixed assets	487,980

Other real estate owned	0

Investments in unconsolidated subsidiaries	15,759

Customers’ liability to this bank on acceptances outstanding	130,338

Intangible assets	226,048

Other assets	1,662,049

Total assets	60,484,521

LIABILITIES

Deposits:

In domestic offices	12,028,809

Noninterest-bearing 9,491,690

Interest-bearing 2,537,119

In foreign offices and Edge subsidiary	25,813,926

Noninterest-bearing 65,867

Interest-bearing 25,748,059

Federal funds purchased and securities sold under

agreements to repurchase in domestic offices of

the bank and of its Edge subsidiary	14,912,914

Demand notes issued to the U.S. Treasury	116,130

Trading liabilities	1,092,461

Other borrowed money	1,387,789

Subordinated notes and debentures	0

Bank’s liability on acceptances executed and outstanding	130,338

Other liabilities	1,747,374

Total liabilities	57,229,741

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0

Common stock	29,931

Surplus	536,421

Undivided profits and capital reserves/Net unrealized holding gains (losses)	2,763,560

Net unrealized holding gains (losses) on available-for-sale securities	(56,871)

Cumulative foreign currency translation adjustments	(18,261)

Total equity capital	3,254,780

Total liabilities and equity capital	60,484,521

I, Frederick P. Baughman, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

Frederick P. Baughman

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Ronald E. Logue David A. Spina Truman S. Casner